UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 14, 2021
_______________________
MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona 85260
(Address of Principal Executive Offices, including Zip Code)
(480) 515-8100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.01 par value	MTH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On December 17, 2021, Meritage Homes Corporation (the “Company”) increased certain components of compensation for Phillippe Lord, CEO, Hilla Sferruzza, Executive Vice President and CFO, Clinton Szubinski, Executive Vice President and COO, and Javier Feliciano, Executive Vice President and Chief People Officer as allowed by each of their respective employment agreements.

Following is a description of the changes in compensation for each executive. The descriptions contained in this Form 8-K are qualified in their entirety by the terms of the actual agreements filed herewith as exhibits to this Form 8-K and incorporated by reference herein.

Base Salary Compensation
The base salary for Mr. Lord, Ms. Sferruzza and Messrs. Szubinski and Feliciano will be increased effective January 1, 2022.

Executive Officer	Revised Base Salary
Phillippe Lord	$900,000
Hilla Sferruzza	$725,000
Clinton Szubinski	$650,000
Javier Feliciano	$430,000
Performance-Based Compensation

In addition, the target annual cash incentive bonus and the target value of performance-based equity compensation (non-cash) for each of Mr. Lord, Ms. Sferruzza and Messrs. Szubinski and Feliciano will also increase, as noted below.

Executive Officer	Revised Annual Target Cash Incentive Compensation	Revised Annual Target (non-cash) Equity Incentive Compensation
Phillippe Lord	$2,250,000	$1,800,000
Hilla Sferruzza	$906,250	$725,000
Clinton Szubinski	$1,300,000	$650,000
Javier Feliciano	$322,500	$268,750

Additionally, the value of time-based equity compensation for each of Mr. Lord, Ms. Sferruzza and Messrs. Szubinski and Feliciano will increase to mirror the adjusted target value of performance-based equity compensation noted above.

In addition, on December 14, 2021, the Company announced that, effective as of January 1, 2022 (the “Effective Date”), Alison L. Sasser, who has been serving as the Company’s Vice President and Corporate Controller, has been appointed to the additional position of Principal Accounting Officer. Also on December 14, 2021, the Company announced that Hilla Sferruzza, the Company’s Executive Vice President and Chief Financial Officer will relinquish the Principal Accounting Officer position as of the Effective Date. In connection with Ms. Sasser’s appointment, her annual base salary and target value of annual equity grants was each increased by approximately $40,000. In addition, she is eligible to receive an annual cash bonus, based on company discretion and her performance, with a target value equal to 60% of her base salary as a result of this appointment. Ms. Sasser, 45, first joined the Company in December 2002, and has served as Vice President and Corporate Controller since March 2016.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Description
10.1	Phillippe Lord - Notice of Approved 2022 Compensation
10.2	Hilla Sferruzza - Notice of Approved 2022 Compensation
10.3	Clinton Szubinski - Notice of Approved 2022 Compensation
10.4	Javier Feliciano - Notice of Approved 2022 Compensation
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 20, 2021

MERITAGE HOMES CORPORATION

/s/	Javier Feliciano
By:	Javier Feliciano
Executive Vice President and Chief People Officer